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                                                                  Exhibit (h)(5)


                              EXCELSIOR FUNDS TRUST
                            One Freedom Valley Drive
                            Oaks, Pennsylvania 19456



September 30, 2003


State Street Bank and Trust Company
c/o Boston Financial Data Services, Inc.
2 Heritage Drive
North Quincy, Massachusetts 02171
Attn.:  Legal Department

Re:     Enhanced Tax Managed International Fund
        Equity Income Fund

To Whom it May Concern:

In connection with the establishment of the Enhanced Tax Managed International Fund and Equity Income Fund (the "Funds"), each a new series of Excelsior Funds Trust (the "Trust"), we hereby request that you agree to render services to the Funds, on behalf of the Trust, pursuant to Section 17 of the Transfer Agency and Service Agreement between the Trust and State Street Bank and Trust Company ("State Street"), dated as of September 24, 2001, as such agreement is currently in effect (the "Agreement").

Kindly indicate acceptance of State Street's willingness to provide such services to the Funds under the Agreement by signing in the space provided below and return two originals for our records.

Very truly yours,


/s/ Frank Bruno



ACCEPTED:
State Street Bank and Trust Company

By: /s/ Joseph L. Hooley
Name:   Joseph L. Hooley
Title:  Executive Vice President


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                              EXCELSIOR FUNDS TRUST
                            One Freedom Valley Drive
                            Oaks, Pennsylvania 19546



March 15, 2004


State Street Bank and Trust Company
c/o Boston Financial Data Services, Inc.
2 Heritage Drive
North Quincy, Massachusetts 02171
Attn.:  Legal Department

Re:     Equity Core Fund

To Whom it May Concern:

In connection with the establishment of the Equity Core Fund, a new series of Excelsior Funds Trust (the "Trust"), we hereby request that you agree to render services to the Equity Core Fund, on behalf of the Trust, pursuant to Section 17 of the Transfer Agency and Service Agreement between the Trust and State Street Bank and Trust Company ("State Street"), dated as of September 24, 2001, as such agreement is currently in effect (the "Agreement").

Kindly indicate acceptance of State Street's willingness to provide such services to the Equity Core Fund under the Agreement by signing in the space provided below and return two originals for our records.

Very truly yours,



/s/ Agnes Mullady


ACCEPTED:
State Street Bank and Trust Company

By: /s/ James L. Hooley
    -------------------------------
Name:  James L. Hooley
Title: Executive Vice President